            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated February 18, 2005 relating to the financial statements of American Family Life Insurance Company and American Family Variable Account II which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

PRICEWATERHOUSECOOPERS LLP
Minneapolis, Minnesota
April 22, 2005